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                                  AGREEMENT                       EXHIBIT 10(a)

     THIS AGREEMENT ("Agreement") is made and entered into as of March 24, 1997, by and between Amax Gold Inc., a Delaware corporation (the "Company"), and Leland O. Erdahl ("Mr. Erdahl").

     THE PARTIES AGREE AS FOLLOWS:

     1.  Duties
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         1.1  Position.  Mr. Erdahl agrees to serve the Company as its Vice
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President and Chief Financial Officer, and the Company agrees to retain Mr.
Erdahl in such capacity, subject to the terms of this Agreement. Mr. Erdahl shall devote all of his business time, energy and skill to the affairs of the Company; provided however that Mr. Erdahl may continue to perform his duties as a director, commissioner or trustee of certain other corporations or corporate entities which have been identified to the Company including, among other things, attending meetings of such boards of directors from time to time. Mr. Erdahl shall report to the President and Chief Operating Officer of the Company and shall have powers and duties as shall be specified to him from time to time, which are consistent with the position of a Vice President and Chief Financial Officer of the Company. In performing services pursuant to this Agreement, Mr. Erdahl shall comply with applicable laws and with the policies of the Company as announced from time to time. Mr. Erdahl's principal place of business with respect to his services to the Company shall be at the Company's offices in Englewood, Colorado.

         1.2  Independent Contractor. In performing services under this
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Agreement, Mr. Erdahl shall operate as and have the status of an independent contractor and not of an employee of the Company. As an independent contractor, Mr. Erdahl is not entitled to workers' compensation benefits and is obligated to pay any federal and state income taxes due in respect of any monies earned pursuant to this Agreement.

     2.  Term of Consulting Services.
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         2.1  Basic Term.  Mr. Erdahl shall provide the services contemplated
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herein from the date hereof through September 30, 1997, unless the Agreement is terminated earlier as provided herein. This Agreement shall be subject to extension by mutual agreement for one or more successive periods of one full month each, subject to the termination provisions hereof.

         2.2  Termination.  Notwithstanding the foregoing, this Agreement shall
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terminate upon (I) the death of Mr. Erdahl; (ii) written notice of termination given by the Company to Mr. Erdahl at any time for Cause as defined in Section
2.3 hereof; or (iii) after September 30, 1997, upon written notice by either party.

         2.3  Cause.  For purposes of this Agreement, "Cause" shall mean (a) the
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willful and continued failure of Mr. Erdahl to perform substantially his duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after
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a written demand of substantial performance is delivered to Mr. Erdahl by the
Board of Directors or Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that Mr. Erdahl has not substantially performed his duties, or (b) the willful engaging by Mr. Erdahl in illegal conduct or in gross misconduct which is materially and demonstrably injurious to the Company.

     3.  Compensation.
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         3.1  Base Compensation.  Mr. Erdahl shall be paid a monthly fee of
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$25,000, payable on the fifteenth and last days of each month in accordance with the Company's regular payroll practice for senior executives.

         3.2  Additional Compensation Relating to Business Combination.
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              3.2.1  Cash Bonus and Additional Cash Bonus Measured by Increase
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in Company Common Stock Value.  If during the term of this Agreement, the
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Company is actively engaged in negotiations with another party relating to a
Business Combination, and such discussions conclude in the closing of a Business Combination during the term of this Agreement or within six (6) months after the conclusion of the term of this Agreement, Mr. Erdahl shall be entitled to (I) a cash bonus payable of $125,000 upon closing of such Business Combination, and
(ii) an additional cash bonus payable upon closing of the Business Combination, equal to (A) the difference, if such difference is a positive number, between
(x) the closing price of the Company's Common Stock on the New York Stock Exchange on the date of the closing of the Business Combination and (y) the closing price of the Company's Common Stock on the New York Stock Exchange on March 24, 1997 times (B) 20,000; provided, however, that Mr. Erdahl shall not be entitled to such cash bonus or additional cash bonus if this Agreement has been terminated by the Company for Cause.

              3.2.2  Business Combination.  For purposes of this Section 3.2,
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"Business Combination" shall mean any merger, consolidation, sale or other transfer of the Company or a substantial portion of the assets of the Company, an acquisition involving the issuance of the Company Common stock, or other transaction as a result of which after such Business Combination, current stockholders of the Company would own less than 80% of the voting stock of the surviving or resulting entity.

         3.3  Additional Benefits.  Mr. Erdahl shall be entitled to the
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following fringe benefits:

              3.3.1  Housing.  During the term of this Agreement, the Company
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will provide Mr. Erdahl with a furnished apartment in the Englewood area, including utility costs.

              3.3.2  Business Expenses.  The Company shall reimburse Mr. Erdahl
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for all reasonable and necessary expenses incurred in carrying out his duties under this Agreement, including travel and entertainment expenses, in accordance with the Company's policies in effect from time to time. Mr. Erdahl shall present monthly to the Company an itemized account of such expenses in such

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form as may be required by the Company.

              3.3.3  Automobile.  The Company shall provide Mr. Erdahl with a
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vehicle to be agreed upon by Mr. Erdahl and the Company for his use during the term of this Agreement.

              3.3.4  Personal Travel.  During the term of this Agreement, the
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Company will provide to Mr. Erdahl weekly round trip air travel, coach class, between Denver, Colorado and Las Vegas, Nevada, such travel to occur during non-working hours, and will reimburse Mr. Erdahl for the cost of airport parking in connection with such trips.

              3.3.5  Employee Benefits. Except as specifically provided herein,
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Mr. Erdahl shall not be eligible to participate in any of the Company's benefit and compensation plans, including without limitation, pension and medical plans and paid vacation.

     4.  Effect of Termination.  In the event Mr. Erdahl's employment is
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terminated by Mr. Erdahl or the Company for any reason, the Company shall promptly pay all accrued compensation and shall reimburse any reasonable and necessary business expenses incurred by Mr. Erdahl in connection with his duties hereunder, all to the date of termination.

     5.  Confidentiality.  All knowledge and information acquired or developed
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by or on behalf of Mr. Erdahl hereunder which is not otherwise in the public domain shall be and remain the confidential and proprietary information of the Company. Any information acquired or developed by Mr. Erdahl hereunder shall be returned to the Company upon request, or at the termination of this Agreement. Mr. Erdahl shall maintain strict security over all knowledge and information acquired or developed by Mr. Erdahl during the performance of this Agreement and shall not divulge any such knowledge or information directly or indirectly to any person, other than the authorized representatives of the Company, without the Company's prior written consent.

         5.1  Equitable Remedies.  The service rendered by Mr. Erdahl to the
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Company and the information disclosed to Mr. Erdahl during his employment are of a unique and special character, and any breach of Section 5 hereof will cause the Company irreparable injury and damage which will be extremely difficult to quantify. The parties agree that the Company will be entitled to, in addition to all other remedies available to it, injunctive relief to prevent a breach and to secure the enforcement of all provisions of Section 5.

     6.  Miscellaneous.
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         6.1  Waiver.  The waiver of the breach of any provision of this
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Agreement shall not operate or be constituted as a waiver of any subsequent breach of the same or other provision thereof.

         6.2  Entire Agreement; Modifications.  This Agreement represents the
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entire understanding between the parties with respect to the subject matter hereof, and this Agreement supersedes any and all prior understandings, agreements, plans and negotiations, whether written or

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oral, with respect to the subject matter hereof, including, without limitation, any understandings, agreements or obligations respecting any past or future compensation, bonuses, reimbursements or other payments to Mr. Erdahl from the Company. All modifications to this Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

         6.3  Headings.   The Section headings herein are intended for reference
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and shall not by themselves determine the construction or interpretation of this
Agreement.

         6.4  Governing Law.  This Agreement shall be governed by and construed
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in accordance with the laws of the Sate of Colorado without application of its conflict of laws rules.

         6.5  Binding Effect; Assignment.  This Agreement shall be binding upon
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and inure to the benefit of the parties hereto and their respective executors, administrators, heirs or successors; provided, however, that neither party may assign rights or obligations under this Agreement without the written consent of the other party.

         6.6  Counterparts.  This Agreement may be executed in one or more
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counterparts, all of which taken together shall constitute one and the same
Agreement.

         6.7.  Severability.  In the event that any of the provisions, or
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portions or applications thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, Mr. Erdahl and the Company shall negotiate an equitable adjustment in the provision of this Agreement with a view toward effecting the purpose of this Agreement and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby.

     7.  Survival.  Notwithstanding the termination of this Agreement, any duty
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or obligation which has been incurred and which has not fully observed, performed, or discharged, and right, unconditional or conditional, which has been created and has not been fully enjoyed, enforced, or observed, performed, or satisfied (including but not limited to the duties, obligations, and rights with respect to confidentiality) shall survive such expiration or termination until such duty or obligation has been fully observed, performed, or discharged and such right has been enforced, enjoyed, or satisfied.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AMAX GOLD INC.,  a Delaware
corporation

By:  /s/ S. Scott Shellhaas                       /s/ Leland O. Erdahl
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     S. Scott Shellhaas                           Leland O. Erdahl
Title: President and Chief Operating Officer

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